Exhibit 10.3

CONSENT AND SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SECOND AMENDMENT to Loan and Security Agreement (this “Consent and Amendment”) is entered into as of February 3, 2014, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), SORRENTO THERAPEUTICS, INC., a Delaware corporation (“Parent”), IGDRASOL, INC., a Delaware corporation (“IgDraSol”), SHERRINGTON PHARMACEUTICALS, INC., a Delaware corporation (“Sherrington”), each with offices located at 6042 Cornerstone Court, Suite B, San Diego, CA 92130, and CONCORTIS BIOSYSTEMS, CORP., a Delaware corporation (“Concortis”), with offices located at 11760 Sorrento Valley Road, Suite N, San Diego, CA 92121 (individually and collectively, jointly and severally, “Borrower”).

Recitals

A.       Collateral Agent, Lenders, Parent, IgDraSol and Sherrington have entered into that certain Loan and Security Agreement dated as of September 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, including by that certain Consent and First Amendment to Loan and Security Agreement dated as of October 25, 2013, the “Loan Agreement”).

B.       Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.       Borrower has entered into an Agreement of Merger (the “Merger Agreement”), attached hereto as Exhibit A, and other documents, instruments, certificates and/or agreements necessary or related to, and/or executed in connection with, the Merger Agreement (collectively, the “Merger Documents”), pursuant to which a wholly owned merger Subsidiary (the “Merger Subsidiary”) of Parent acquired one hundred (100%) percent of the outstanding stock of Concortis Biosystems, Corp., a Delaware corporation, with Concortis Biosystems, Corp. surviving as a wholly owned Subsidiary of Parent, and the Merger Subsidiary ceasing to exist (the “Merger”).

D.       Borrower has requested that Collateral Agent and Lenders (i) consent to the Merger and (ii) add Concortis as an additional Borrower under the Loan Documents.

E.       Collateral Agent and Lenders have agreed to so consent to the Merger and add Concortis as a Borrower under the Loan Documents, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not defined in this Consent and Amendment shall have the meanings given to them in the Loan Agreement.

2.      Consent. Subject to the terms of Section 7 below, Collateral Agent and Lenders hereby consent to the Merger and agree that the Merger shall not, in and of itself, constitute an Event of Default under Section 7.3 of the Loan Agreement, provided that no other Event of Default existed on or immediately prior to the Merger or immediately after giving effect to the Merger.

3.      Joinder.

3.1       Additional Borrower. Concortis hereby is added as a “Borrower” under the Loan Agreement. All references in the Loan Agreement to “Borrower” shall hereafter mean Parent, IgDraSol, Sherrington and Concortis, individually and collectively, jointly and severally; and Concortis shall hereafter have all rights, duties and obligations of “Borrower” thereunder.

3.2       Joinder to Loan Agreement. Concortis hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein (but only effective as of the date of this Consent and Amendment). Without limiting the generality of the preceding sentence, Concortis agrees that it will be jointly and severally liable, together with Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Any Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3.3       Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and any Lender may each exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Consent and Amendment, the Loan Agreement, the Loan Documents or any related documents, until the Obligations have been indefeasibly paid in full and at such time as each Lender’s obligation to make Credit Extensions has terminated, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and/or Lenders under this Consent and Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Consent and Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Consent and Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Collateral Agent, for the ratable benefit of Lenders, and such payment shall be promptly delivered to Collateral Agent, for the ratable benefit of Lenders, for application to the Obligations, whether matured or unmatured.

3.4       Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, Concortis hereby grants to Collateral Agent, for the ratable benefit of Lenders, a continuing lien upon and security interest in all of Concortis’ now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located. Concortis further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Collateral Agent and each Lender that are reasonably deemed necessary by Collateral Agent or any Lender in order to grant a valid, perfected first priority security interest to Collateral Agent, for the ratable benefit of Lenders, in the Collateral. Concortis hereby authorizes Collateral Agent to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Collateral Agent’s and/or any Lender’s interest or rights hereunder, including a notice that any disposition of the Collateral in contravention of the terms of the Loan Agreement, by either Borrower or any other Person, shall be deemed to violate the rights of Collateral Agent and each Lender under the Code.

3.5       Representations and Warranties. Concortis hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Borrower are true and correct on the date hereof with respect to each Borrower, with the same force and effect as if Concortis were named as “Borrower” in the Loan Documents in addition to Borrower.

4.      Limitation of Consent and Amendment.

4.1       The consent set forth in Section 2, and the joinder set forth in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2       This Consent and Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and shall remain in full force and effect.

5.      Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Consent and Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1       Immediately after giving effect to this Consent and Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2       Borrower has the power and authority to execute and deliver this Consent and Amendment and to perform its obligations under the Loan Agreement, as amended by this Consent and Amendment;

5.3       The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4       The execution and delivery by Borrower of this Consent and Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent and Amendment, have been duly authorized;

5.5       The execution and delivery by Borrower of this Consent and Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent and Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6       The execution and delivery by Borrower of this Consent and Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent and Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained; and

5.7       This Consent and Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.       Counterparts. This Consent and Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.       Effectiveness. This Consent and Amendment shall be deemed effective upon:

(a)       the due execution and delivery to Collateral Agent and Lenders of each of the following:

(i)       this Consent and Amendment by each party hereto;

(ii)     a Corporate Borrowing Certificate, duly executed by Concortis;

(iii)    duly executed original Amended and Restated Secured Promissory Notes in favor of each Lender according to its Term Loan Commitment Percentage;

(iv)    the Operating Documents and good standing certificates of Concortis, certified by the Secretary of State (or equivalent agency) of Concortis’ jurisdiction of organization or formation and each jurisdiction in which Concortis is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof;

(v)     a completed Perfection Certificate for Concortis;

(vi)    certified copies, dated as of a date no earlier than thirty (30) days prior to the date hereof, of financing statement searches with respect to Concortis, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or will be terminated or released;

(vii)   evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 of the Loan Agreement are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Lenders;

(viii)  evidence that (i) the Liens in favor of LSQ Funding Group, L.C. are terminated and (ii) the documents and/or filings evidencing the perfection of such Liens, including without limitation any financing statements and/or control agreements, have been terminated;

(ix)    evidence, in form and substance satisfactory to Collateral Agent and the Lenders, of closure of account numbers XX-XXXXX-40787 and XX-XXXXX-68991 maintained by Concortis at Bank of America;

(x)     fully executed copies of the Merger Documents, together with evidence reasonably satisfactory to Collateral Agent and the Lenders that the transactions contemplated by the Merger Documents have been consummated;

(xi)    a landlord’s consent executed in favor of Collateral Agent in respect of 11760 Sorrento Valley Road, Suite N, San Diego, CA 92121; and

(xii)   that certain Post Closing Letter to Consent and Second Amendment to Loan and Security Agreement;

(b)       the filing of a UCC-1 financing statement; and

(c)       Borrower’s payment of all Lenders’ Expenses incurred through the date of this Consent and Amendment.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Consent and Amendment to be duly executed and delivered as of the date first written above.

BORROWER:		COLLATERAL AGENT AND LENDER:

SORRENTO THERAPEUTICS, INC.		OXFORD FINANCE LLC

By:	/s/ Richard Vincent	By	/s/ Mark Davis
Name:	Richard Vincent	Name:	Mark Davis
Title:	CFO	Title:	VP Finance, Secretary & Treasurer

IGDRASOL, INC.		LENDER:

OXFORD FINANCE FUNDING VI, LLC
By	/s/ Richard Vincent	By:	Oxford Finance LLC, as servicer
Name:	Richard Vincent
Title:	CFO	By
Name:
Title:

SHERRINGTON PHARMACEUTICALS, INC.

SILICON VALLEY BANK

By	/s/ Richard Vincent
Name:	Richard Vincent
Title:	CFO	By	/s/ D. Michael White
		Name:	D. Michael White
		Title:	Managing Director
CONCORTIS BIOSYSTEMS, CORP.

By	/s/ Richard Vincent
Name:	Richard Vincent
Title:	CFO

[Signature Page to Consent and Second Amendment to Loan and Security Agreement]

EXHIBIT A

AGREEMENT OF MERGER

[see attached]

CORPORATE BORROWING CERTIFICATE

Borrower:	CONCORTIS BIOSYSTEMS, CORP.	Date:	,	2014
Lenders:	OXFORD FINANCE LLC, as Collateral Agent and Lender
	OXFORD FINANCE FUNDING VI, LLC, as Lender SILICON VALLEY BANK, as Lender

I hereby certify as follows, as of the date set forth above:

1.      I am the Secretary, Assistant Secretary or other officer of Borrower. My title is as set forth below.

2.      Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3.      Attached hereto as Exhibit A and Exhibit B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws. Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.      The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Collateral Agent and Lenders may rely on them until Collateral Agent and each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories

☐

☐

☐

☐

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further, that such individuals may, on behalf of Borrower:

Borrow Money. Borrow money from Lenders.

Execute Loan Documents. Execute any loan documents Collateral Agent or any Lender requires.

Grant Security. Grant Collateral Agent and Lenders a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.      The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as
                                                                                                                                                                                     [print title]

of the date set forth above.

By:
Name:
Title: